UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2020, Norwegian Cruise Line Holdings Ltd. ("NCLH") disclosed certain preliminary financial information for the quarter ended and as of March 31, 2020. Together with its consolidated subsidiaries, NCLH is referred to in this report as the "Company," "our," "us" and "we." A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 2.02.

Item 7.01. Regulation FD Disclosure.

Update on Business

On April 27, 2020, NCLH issued a press release providing a business update addressing the impact of the novel coronavirus ("COVID-19") global pandemic on its business and the measures it is taking to mitigate the impact. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01.

Summary of Unencumbered Assets

The Company currently has unencumbered assets comprising (i) two vessels with an appraised aggregate value of approximately $740 million and (ii) two islands, which are used in our cruise operations, with an appraised real estate market value of approximately $260 million and an appraised limited-scope business enterprise investment value of approximately $710 million. The Company also owns certain trademarks (inclusive of the domain names relating thereto) that are unencumbered. Additionally, we have ten vessels which are financed by export credit agency ("ECA") facilities. Collectively, these vessels have an appraised aggregate value of approximately $8.8 billion and secure approximately $4.4 billion of aggregate indebtedness.1

Advanced Ticket Sales

During the temporary suspension of our cruise voyages, we expect to be required to pay cash refunds of advanced ticket sales with respect to a portion of our cancelled cruises. As of March 31, 2020, the Company had $1.8 billion of advanced ticket sales. This includes approximately $850 million for previously announced voyage cancellations through June 30, 2020 where guests have the option of either a future cruise credit or a cash refund and approximately $350 million for voyages scheduled for the remainder of 2020. Depending on the length of the suspension and level of guest acceptance of future cruise credits, we may be required to provide cash refunds for a substantial portion of the balance, as guests on cancelled sailings contact us to request a cash refund. As of April 17, 2020, approximately half of the guests who have had their voyages cancelled have requested cash refunds.

The Registrant is furnishing the information under this Item 2.02 and Item 7.01 (including Exhibit 99.1 hereto) in this Current Report on Form 8-K. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this report are "forward-looking statements" within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this report, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend," "future" and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of:

  COVID-19 on our financial condition and operations, which adversely affects our ability to obtain acceptable financing in an amount equal to the resulting reduction in cash from operations, and the current, and uncertain future, other impacts of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;
  our ability to develop strategies to enhance our health and safety protocols to adapt to the current pandemic environment's unique challenges once operations resume and to otherwise safely resume our operations when conditions allow;
  coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions;
  the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise;
  our success in reducing operating expenses and capital expenditures and the impact of any such reductions;
  our guests' election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election;
  trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;
  our ability to work with lenders and others or otherwise pursue options to defer or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations;
  adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events;
  adverse incidents involving cruise ships;
  adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;
  the spread of epidemics, pandemics and viral outbreaks;
  our anticipated need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders;
  our ability to raise sufficient capital and/or take other actions to improve our liquidity position or otherwise meet our liquidity requirements;
  an impairment of our tradenames or goodwill, including in connection with the preparation of our financial statements as of March 31, 2020;
  breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;
  changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;
  mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;
  the risks and increased costs associated with operating internationally;
  the unavailability of ports of call;
  overcapacity in key markets or globally;
  our expansion into and investments in new markets;
  our inability to obtain adequate insurance coverage;
  our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;
  pending or threatened litigation, investigations and enforcement actions;
  volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;
  our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;
  our reliance on third parties to provide hotel management services for certain ships and certain other services;
  future increases in the price of, or major changes or reduction in, commercial airline services;
  our inability to keep pace with developments in technology;
  changes involving the tax and environmental regulatory regimes in which we operate; and
  other factors set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.

The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

____________________

1 The valuations of the islands and vessels set forth in this paragraph exclude known and unknown impacts from COVID-19, if any, and the valuations of the vessels were prepared based on the ongoing cruise market as of December 31, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated April 27, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

Date: April 27, 2020	By:	/s/ MARK A. KEMPA
Mark A. Kempa
Executive Vice President and Chief Financial Officer